UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 30, 2011, PositiveID Corporation (the “Company”) (NASDAQ: PSID) received a letter from the staff of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that its stockholders’ equity of $1,606,000 (reflected in the Company’s consolidated balance sheet as of December 31, 2010 included in the Company’s 2010 annual report on Form 10-K) is less than the $2,500,000 minimum required of companies listed on the Nasdaq Capital Market under the Equity Standard set forth in Listing Rule 5550(b)(1). Accordingly, a Nasdaq Hearings Panel (the “Panel”) will consider this matter, along with the Company’s previously disclosed non-compliance with Nasdaq’s $1.00 per share minimum bid price requirement, at an oral hearing currently scheduled for April 28, 2011.

At the hearing, the Company will present a plan to regain compliance to the Panel and request that the Panel grant the Company an exception to Nasdaq’s continued listing standards to implement that plan. Under Listing Rule 5815(c)(1), the Panel has the authority to grant such an exception for a period not to exceed 180 days, with the exception period commencing as of the date of the Nasdaq staff’s notification of the deficiency for which the exception is granted. There can be no assurance that the Panel will accept the Company’s compliance plan or grant the Company’s request for an exception to the continued listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: April 1, 2011

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

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